UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 28, 2012

WESTMORELAND COAL COMPANY
(Exact Name of Registrant as Specified in Charter)

Delaware	001-11155	23-1128670
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9540 South Maroon Circle, Suite 200, Englewood, CO	80112
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 922-6463

_______________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into Material Definitive Agreement.

Entry into Revolving Credit Facility

On June 29, 2012, Westmoreland Coal Company (the “Company”) and certain other affiliated subsidiaries of the Company (collectively, the “Borrowers”) entered into a Loan and Security Agreement with The PrivateBank and Trust Company (the “Loan Agreement”), as permitted by the indenture governing the Company’s 10.75% Senior Secured Notes due 2018.

The Loan Agreement provides the Borrowers with a $20.0 million revolving credit facility, including a $2.0 million sub-limit for letters of credit. The proceeds of the Borrowers’ initial borrowing under the Loan Agreement were used to pay fees and expenses related to the negotiation and consummation of the credit facility. All extensions of credit under the Loan Agreement are collateralized by a first priority security interest in and lien upon the Borrowers’ inventory, accounts receivable and proceeds thereof.

The Loan Agreement has a maturity date of June 30, 2017 and the Borrowers’ borrowing base is determined by reference to their eligible inventory and accounts receivable. The Borrowers’ borrowing base under the Loan Agreement is reduced by the outstanding amount of standby and commercial letters of credit. Borrowings under the Loan Agreement bear interest at an interest rate based on LIBOR (as detailed in the Loan Agreement). An unused line fee of 0.75% per annum is payable monthly on the average unused amount of the Loan Agreement. The Loan Agreement includes financial covenants regarding the Borrowers’ fixed charge coverage ratio and EBITDA.

The foregoing description of the Loan Agreement is qualified in its entirety by reference to the Loan Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated by reference.

Amendment to Note Purchase Agreement

On June 28, 2012, Westmoreland Mining LLC (“WML”), a subsidiary of Westmoreland Coal Company (the “Company”), entered into Amendment No. 1 to its note purchase agreement dated as of June 26, 2008 (the “NPA Amendment”) with the institutional investors named on the signature pages thereof. Pursuant to the NPA Amendment, certain covenants have been modified as follows:

●	The definition of “Adequately Funded” has been amended to require that the Company maintain its pension plans at a minimum of 80% funded, as opposed to the prior covenant of 90% funded;

●
The Debt Service Coverage Ratio (as defined in the note purchase agreement) has been amended so that it may not be less than 1.30 to 1.00, calculated as of the end of each fiscal quarter based upon the immediately preceding four fiscal quarters with the exception of the fiscal quarters ending June 30, 2012 and September 30, 2012, during which periods the Debt Service Coverage Ratio shall not be permitted to be less than 1.20 to 1.00; and

●
The leverage ratio has been amended so that the Obligors (as defined in the note purchase agreement) shall not permit the ratio of net indebtedness to consolidated EBITDA to exceed the ratio set forth below for such period, calculated as of the end of each fiscal quarter during each such period based upon the immediately preceding four fiscal quarters:

Period	Ratio
Closing Date through June 30, 2010	3.00 to 1.00

July 1, 2010 through December 31, 2010	2.75 to 1.00

January 1, 2011 through December 31, 2011	2.50 to 1.00

January 1, 2012 through December 31, 2012	2.25 to 1.00

January 1, 2013 through March 31, 2013	2.25 to 1.00

April 1, 2013 through June 30, 2013	2.00 to 1.00

July 1, 2013 through September 30, 2013	1.75 to 1.00

October 1, 2013 and thereafter	1.50 to 1.00

On June 28, 2012, WML entered into the First Amendment to Amended and Restated Credit Agreement (the “Credit Amendment”) by and among WML, the guarantors, each of the banks (named on the signature pages thereof), and PNC Bank, National Association, as agent for the banks. The Credit Amendment amends the Amended and Restated Credit Agreement to mirror the covenant modifications disclosed above.

The foregoing description of the NPA Amendment and the Credit Amendment are qualified in their entirety by reference to the NPA Amendment and the Credit Amendment, copies of which are filed herewith as Exhibits 10.2 and 10.3 and are incorporated by reference.

On June 29, 2012, the Company issued a press release announcing it had entered into the Loan Agreement, the NPA Amendment and Credit Amendment. A copy of this press release is attached hereto as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits

Exhibit No.	Description

10.1	Loan and Security Agreement dated June 29, 2012
10.2	Amendment No. 1 to Note Purchase Agreement dated June 28, 2012
10.3	First Amendment to Amended and Restated Credit Agreement dated June 28, 2012
99.1	Press Release dated July 2, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTMORELAND COAL COMPANY

Date: July 2, 2012	By:	/s/ Kevin A. Paprzycki
Kevin A. Paprzycki Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Loan and Security Agreement dated June 29, 2012
10.2	Amendment No. 1 to Note Purchase Agreement dated June 28, 2012
10.3	First Amendment to Amended and Restated Credit Agreement dated June 28, 2012
99.1	Press Release dated July 2, 2012